Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 8, 2022 relating to the financial statements of Kiromic BioPharma, Inc. appearing in the Annual Report on Form 10-K of Kiromic BioPharma, Inc. for the year ended December 31, 2022. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas

May 15, 2023